Exhibit 99.01

Carolina Trust BancShares, Inc. Announces
Pricing of Common Stock Offering

Company Release - 4/19/2018

LINCOLNTON, N.C., April 19, 2018 -- Carolina Trust BancShares, Inc. (the “Company”) (NASDAQ: CART), today announced that it has priced an underwritten follow-on public offering of 2,310,000 shares of its common stock at a price of $8.00 per share. The Company has also granted the underwriters a 30-day option to purchase up to an additional 346,500 shares of its common stock at the same price and on the same terms and conditions.  The offering is expected to close on or about April 23, 2018, subject to satisfaction of customary closing conditions.

Sandler O’Neill + Partners, L.P. is serving as the sole book-running manager for the offering.  The securities described above are being offered by the Company and will be issued pursuant to a registration statement previously filed with and declared effective by the Securities and Exchange Commission (the “SEC”) on Form S-1 (File No. 333-224178).

The Company expects to use the net proceeds from this offering to support the continued growth of its franchise and for other general corporate purposes.

Additional Information Regarding the Offering

A registration statement relating to these securities has been filed with the SEC and was declared effective by the SEC on April 18, 2018. The registration statement the Company has filed with the SEC can be obtained by visiting EDGAR on the SEC website at www.sec.gov.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. The offering of these securities was made only by means of a prospectus, copies of which may be obtained from: Sandler O’Neill + Partners, L.P., 1251 Avenue of the Americas, 6th Floor, New York, New York 10020, Attn: Syndicate Operations, via email at syndicate@sanderoneill.comor by phone at (866) 805-4128; or from American Capital Partners, LLC, via email at Dkenny@acpweb.comor by phone at (800) 393-0493.

About Carolina Trust BancShares, Inc.

Carolina Trust BancShares, Inc. is a bank holding company and the parent company of Carolina Trust Bank.  Carolina Trust Bank is a full-service, state-chartered bank headquartered in Lincolnton, N.C., operating nine full-service offices in Lincoln, Catawba, Gaston, Iredell and Rutherford Counties in western North Carolina and a loan production office in Salisbury, N.C.

Caution Regarding Forward-Looking Statements

Statements in this press release that are not historical facts or that express the Company’s plans or intentions regarding future events or determinations are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, but are not limited to, statements concerning a proposed public offering of common stock. Forward-looking statements are typically preceded by, followed by or include words such as “may,” “could,” “should,” “would,” “believe,” “anticipate,” “estimate,” “expect,” “intend,” “plan,” “projects,” “outlook” or similar expressions.  Forward-looking statements provide current expectations or forecasts of future events or determinations.  These forward-looking statements are not guarantees of future performance or determinations, nor should they be relied upon as representing management’s views as of any subsequent date.  Actual results might differ materially from those presented, either expressed or implied, in the forward-looking statements due to risks and uncertainties, including, but not limited to, risks and uncertainties related to market conditions, the satisfaction of customary closing conditions for the proposed offering and other risks and uncertainties described in the registration statement filed with the SEC.  Except as required by law, the Company specifically disclaims any obligation to update any factors or to publicly announce revisions to any of the forward-looking statements included herein to reflect future events or developments.

Contact:

Jerry L. Ocheltree
President and CEO
Carolina Trust BancShares, Inc.
(704) 735-1104